Exhibit A


                                 AGREEMENT

               The undersigned, Forstmann-Leff Associates Inc., FLA Asset Management, Inc. and Stamford Advisers Corp., agree that the statement to which this exhibit is appended is filed on behalf of each of them.


February 9, 1994


                              FORSTMANN-LEFF ASSOCIATES INC.


                              By:  /s/ Peter A. Lusk
                                   Peter A. Lusk
                                   Chief Operating Officer


                              FLA ASSET MANAGEMENT, INC.


                              By:  /s/ Peter A. Lusk
                                   Peter A. Lusk
                                   Executive Vice President
                                   and Chief Operating Officer

                              STAMFORD ADVISERS CORP.


                              By:  /s/ Peter A. Lusk
                                   Peter A. Lusk
                                   Vice President/Secretary